UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PENWEST PHARMACEUTICALS CO.

(Name of Registrant as Specified in Its Charter)

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 Penwest Pharmaceuticals Co.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120
April 27, 2005
Dear Shareholders:
      You are cordially invited to attend the Annual Meeting of Shareholders of Penwest Pharmaceuticals Co. to be held on June 1, 2005 at 11:00 a.m. at 39 Old Ridgebury Road, Danbury, Connecticut 06810.
      In addition to the items set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, we will report on our current activities and will provide an opportunity to discuss matters of interest to you as a shareholder.
      We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please sign, date and promptly return the enclosed proxy to ensure that your shares are represented. Alternatively, you may also vote your shares over the Internet or by telephone. Please refer to the enclosed proxy for instructions. If you so desire, you may withdraw your proxy and vote in person at our Annual Meeting.
      On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Penwest.

Very truly yours,

Robert J. Hennessey
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- APPROVAL OF THE 2005 STOCK INCENTIVE PLAN
PROPOSAL 3 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
COMMUNICATING WITH THE DIRECTORS
SOLICITATION OF PROXIES
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS

PENWEST PHARMACEUTICALS CO.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be held on June 1, 2005

To the Shareholders:
      Notice is hereby given that the Annual Meeting of Shareholders of Penwest Pharmaceuticals Co., a Washington corporation (the “Company”), will be held at 39 Old Ridgebury Road, Danbury, Connecticut 06810, on June 1, 2005 at 11:00 a.m., for the following purposes:

1.	To elect two Class II Directors for the ensuing three years;

2.	To approve the Company’s 2005 Stock Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

4.	To transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.
      The Board of Directors has no knowledge of any other business to be transacted at the meeting.
      A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2004, which contains financial statements and other information of interest to shareholders, accompanies this notice and the enclosed proxy statement.
      Only shareholders of record at the close of business on April 15, 2005 are entitled to notice of, and to vote at, the meeting and at any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Jennifer L. Good
Corporate Secretary
Danbury, Connecticut
April 27, 2005

IMPORTANT
     Whether or not you plan to attend the meeting, please sign, date and return promptly the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, please vote over the Internet or by telephone by following the instructions on the enclosed proxy. Promptly signing, dating and returning the proxy or otherwise voting your shares will save the Company the additional expense of further solicitation.

PENWEST PHARMACEUTICALS CO.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120

PROXY STATEMENT

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Penwest Pharmaceuticals Co. (“Penwest” or the “Company”), a Washington corporation, to be voted at the 2005 Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. on June 1, 2005, at the Company’s principal executive offices at 39 Old Ridgebury Road, Danbury, Connecticut 06810, and at any adjournment or postponement thereof.
      The Notice of the Meeting, this proxy statement, the enclosed proxy and the Company’s 2004 Annual Report to Shareholders, which contains the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission, without exhibits, are being mailed to shareholders on or about April 27, 2005. Exhibits to the Company’s Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Please address all such requests to the Company, Attention of Jennifer L. Good, Chief Financial Officer, 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120.
Voting Securities and Votes Required
      On April 15, 2005, the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 21,727,201 shares of Common Stock of the Company, $.001 par value per share (the “Common Stock”). Holders of Common Stock are entitled to one vote per share.
      The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of Common Stock present in person and shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting. These shares include shares that are held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to one or more of the matters to be voted upon (“broker non-votes”), and shares that abstain or do not vote with respect to one or more of the matters to be voted upon.
      The two director candidates receiving the largest number of votes cast by shareholders entitled to vote in the election will be elected at the meeting. The votes cast by the shareholders entitled to vote favoring the action must exceed the votes cast by the shareholders entitled to vote opposing the action for the approval of the 2005 Stock Incentive Plan and the ratification of the appointment of the Company’s independent registered public accounting firm.
      Shares will not be counted as votes in favor of a matter, and will also not be counted as votes cast or shares voting on such matter, if the holder of the shares either withholds the authority to vote for a particular director nominee or nominees or abstains from voting on a particular matter or if the shares constitute broker non-votes. Accordingly, withheld shares, abstentions and broker non-votes will have no effect on the election of directors, the approval of the 2005 Stock Incentive Plan or the ratification of the appointment of the Company’s independent registered public accounting firm.

      Shareholders may vote by any one of the following means:

•	By mail;

•	By telephone (toll free);

•	Over the Internet; or

•	In person, at the meeting.
      To vote by mail, please sign, date and complete the enclosed proxy and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy is mailed in the United States. Instructions for voting by using a toll-free telephone number or over the Internet can be found on your proxy. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.
      All proxies will be voted in accordance with the instructions of the shareholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Corporate Secretary of the Company or by voting in person at the meeting. Attendance at the meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the meeting that the shareholder intends to revoke the proxy and vote in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth information, as of February 28, 2005, regarding the beneficial ownership of the Company’s Common Stock (i) by any person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock, (ii) by each director, (iii) by each of the Company’s executive officers named in the Summary Compensation Table below (collectively, the “Named Executive Officers”) and (iv) by all of the directors and executive officers of the Company as a group.

	Number of Shares of
	Common Stock		Percent of
Name and Address for Beneficial Owners	Beneficially Owned(1)		Class(2)

5% Shareholders:
Wells Fargo & Company	1,362,990	(3)	6.3%
420 Montgomery Street San Francisco, CA 94163

OZ Management LLC	1,283,618	(4)	5.9%
9 West 57th Street, 39th Floor New York, NY 10019

Tod R. Hamachek	1,253,399	(5)	5.6%
P.O. Box 4080 Darien, CT 06820

Barclays Global Investors NA	1,104,135	(6)	5.1%
45 Fremont St. 17th Floor San Francisco, CA 94105

Brookside Capital Partners	1,100,000	(7)	5.1%
Two Copley Place Boston, MA 02116

Orbimed Advisors LLC	1,087,000	(8)	5.0%
767 3RD Avenue 30th Floor New York, NY 10017

Directors:
Paul E. Freiman	79,582	(9)	*
Jere E. Goyan	84,579	(10)	*
Rolf H. Henel	58,083	(11)	*
Robert J. Hennessey(12)	105,429	(13)	*
John N. Staniforth	90,082	(14)	*
Anne M. VanLent	96,431	(15)	*
Other Named Executive Officers:
Anand R. Baichwal	208,597	(16)	1.0%
Ferdinand Banti	54,500	(17)	*
Jennifer L. Good	271,031	(18)	1.2%
Thomas R. Sciascia	122,418	(19)	*
All directors and executive officers as a group (11 persons)	1,170,732	(20)	5.1%

*	Represents less than 1%.

(1)	The number of shares beneficially owned by each person or entity is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual or group has sole or shared voting power or investment power, and also any shares that an individual or group has the right to acquire within 60 days after February 28, 2005 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or group named in the table has sole voting and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity.

(2)	Percentage ownership calculations are based on 21,714,891 shares of Common Stock outstanding as of February 28, 2005. Any shares that may be acquired by a person or entity upon the exercise of stock options within 60 days of February 28, 2005 are deemed to be outstanding for the purpose of calculating the percentage of the outstanding Common Stock owned by such person or entity. These shares, however, are not considered outstanding when computing the percentage ownership of any other person or entity.

(3)	The foregoing information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2005.

(4)	OZ Management LLC serves as principal investment manager to a number of investment funds and discretionary accounts. The foregoing information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by OZ Management LLC.

(5)	Includes 820,501 shares subject to outstanding stock options held by Mr. Hamachek, which are exercisable within the 60-day period following February 28, 2005.

(6)	Consists of shares held in trust accounts for the economic benefit of the beneficiaries of those accounts. The foregoing information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by Barclays Global Investors, NA; Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Bank PLG, Barclays Capital Securities Limited.

(7)	The foregoing information is based solely on a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2005.

(8)	The foregoing information is based solely on a Schedule 13G filed with the Securities and Exchange Commission on January 21, 2005 and a Schedule 13G/ A filed with the Securities and Exchange Commission on February 14, 2005.

(9)	Includes 64,611 shares subject to outstanding stock options held by Mr. Freiman, which are exercisable within the 60-day period following February 28, 2005.

(10)	Includes 61,079 shares subject to outstanding stock options held by Dr. Goyan, which are exercisable within the 60-day period following February 28, 2005.

(11)	Includes 44,333 shares subject to outstanding stock options held by Mr. Henel, which are exercisable within the 60-day period following February 28, 2005.

(12)	Effective February 15, 2005, Mr. Hennessey was appointed as the Company’s President and Chief Executive Officer.

(13)	Includes 80,233 shares subject to outstanding stock options held by Mr. Hennessey, which are exercisable within the 60-day period following February 28, 2005.

(14)	Includes 67,095 shares subject to outstanding stock options held by Dr. Staniforth, which are exercisable within the 60-day period following February 28, 2005.

(15)	Includes 71,871 shares subject to outstanding stock options held by Ms. VanLent, which are exercisable within the 60-day period following February 28, 2005.

(16)	Includes 201,597 shares subject to outstanding stock options held by Dr. Baichwal, which are exercisable within the 60-day period following February 28, 2005.

(17)	Consists of 54,500 shares subject to outstanding stock options held by Mr. Banti, which are exercisable within the 60-day period following February 28, 2005.

(18)	Includes 265,164 shares subject to outstanding stock options held by Ms. Good, which are exercisable within the 60-day period following February 28, 2005.

(19)	Includes 119,250 shares subject to outstanding stock options held by Dr. Sciascia, which are exercisable within the 60-day period following February 28, 2005.

(20)	Includes 1,029,733 shares subject to outstanding options, which are exercisable within the 60-day period following February 28, 2005.
PROPOSAL 1 — ELECTION OF DIRECTORS
Board of Directors
      The Company has a classified Board of Directors that currently consists of two Class I Directors, three Class II Directors and three Class III Directors. At each annual meeting of shareholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The term for the Class II Directors elected at this meeting will expire at the 2008 Annual Meeting, the term for the Class III Directors will expire at the 2006 Annual Meeting, and the term for the Class I Directors will expire at the 2007 Annual Meeting.
      The Board, upon the recommendation of the Nominating and Governance Committee, has nominated Peter F. Drake and Anne M. VanLent for election as Class II Directors. Dr. Drake and Ms. VanLent are currently Class II Directors of the Company. The third Class II Director, Jere E. Goyan, will not stand for reelection in accordance with the Board’s mandatory retirement policy for directors beyond the age of 70. The persons named in the enclosed proxy will vote to elect, as Class II Directors, Dr. Drake and Ms. VanLent, the director nominees named below, unless the proxy is marked otherwise.
      Each Class II Director will be elected to hold office until the annual meeting of shareholders to be held in 2008 and until his or her successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the Board. The Board has no reason to believe that either of the nominees will be unable to serve if elected. The Board of Directors recommends the election of Peter F. Drake and Anne M. VanLent as Class II Directors of the Company.
      Set forth below for each nominee for election as a Class II Director and for each director whose term of office will continue beyond the date of the meeting, are the name and age of each director, the position and offices held by each director, his or her principal occupation and business experience during at least the past five years, the names of other publicly held companies in which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.
Nominees for Election (Class II Directors)
      Dr. Peter F. Drake, 51, has served as a director of the Company since April 13, 2005. Dr. Drake is currently the Managing General Partner of Mayflower Partners, a healthcare investment fund. From 1999 to 2002, he served as a Managing Director in the Equity Research Department of Prudential Securities, Inc., following Prudential’s acquisition of Vector Securities International, an investment banking firm co-

founded by Dr. Drake in 1988. From 1988 to 1998, Dr. Drake served as Executive Vice President at Vector. Dr. Drake joined the investment banking firm of Kidder, Peabody & Co. as a Biotechnology Analyst in 1983, becoming a partner in 1986. He currently serves on the Board of Directors of Trustmark Insurance Co., a healthcare insurance provider. Dr. Drake received a B.A. in Biology from Bowdoin College, a CBA from the Wharton School of Business at the University of Pennsylvania and a Ph.D. in Biochemistry and Neurobiology from Bryn Mawr College.
      Anne M. VanLent, 57, has served as a director of the Company since December 1998. Ms. VanLent has served as Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a specialty pharmaceutical company in the field of dermatology, since May 2002. Prior to joining Barrier, Ms. VanLent served as a principal of The Technology Compass Group, LLC, a healthcare/technology consulting firm, which she founded in October 2001. From mid-1997 through October 2001, Ms. VanLent served as Executive Vice President, Portfolio Management of Sarnoff Corporation, a privately-held research and development company that creates and commercializes electronic, biomedical and information technologies. Her last position with Sarnoff was Executive Vice President, Portfolio Management, overseeing creation of spin-off companies, and patent and licensing activities. Ms. VanLent served as President of AMV Associates, an emerging growth healthcare consulting firm, from March 1994 through August 1997, and as Senior Vice President and Chief Financial Officer of The Liposome Company, Inc., a biotechnology company, from 1985 through 1993. Ms. VanLent currently serves as a director and a member of the audit committee of Integra Life Science Holdings, a medical technology company. Ms. VanLent received a B.A. in Physics from Mount Holyoke College.
Class III Directors (Term Expires 2006)
      Robert J. Hennessey, 63, has served as a director of the Company since October 1997 and as the Company’s President and Chief Executive Officer since February 15, 2005. Mr. Hennessey served as President and Chief Executive Officer of Genome Therapeutics Corporation, a biotechnology company, from March 1993 until his retirement in November 2000, and served as its Chairman of the Board until March 2003. Prior to joining Genome Therapeutics Corporation, Mr. Hennessey was an independent consultant of Hennessey & Associates, Ltd., a strategic consulting firm to biotechnology and healthcare companies. Prior to that, Mr. Hennessey was Senior Vice President of Corporate Development for Sterling Drug, Inc. and also served in various executive assignments at Merck & Co., Inc., SmithKline Beecham PLC and Abbott Laboratories, each a pharmaceutical company. Mr. Hennessey is a director of Repligen, Inc., a biotechnology company, and Oscient Pharmaceuticals (formerly known as Genome Therapeutics). Mr. Hennessey holds an M.A. in Political Science and an A.B. in Liberal Arts from the University of Connecticut.
      Dr. John N. Staniforth, 51, has served as a director of the Company since December 1998. Dr. Staniforth has served as the Chief Scientific Officer of Vectura, Limited, a biosciences company in the United Kingdom, since September 1999. Dr. Staniforth is an Honorary Professor of the University of Bath in Bath, England. Prior to joining Vectura, Dr. Staniforth was Professor of Pharmaceutics Technology at the University of Bath from 1980 to 1999. Dr. Staniforth serves as scientific advisor to a number of international pharmaceutical companies and has extensive teaching and research experience, chiefly at the University of Bath, Department of Pharmacy, at Rutgers University and Cornell University in the United States, and at Monash University in Australia. His research into powder mixing technology has been widely published, and Dr. Staniforth is the recipient of numerous scientific awards, including the Churchill Fellowship, the Pfizer Medal for Pharmaceutical Research, and the Special Upjohn Award for research in the field of microwave and radio-frequency drying, and has been elected Fellow of the American Association of Pharmaceutical Sciences. Dr. Staniforth was also the recipient of the 2003 AstraZeneca

Industrial Achievement Award. Dr. Staniforth has served as a consultant to the Company since its inception and is the co-inventor of the Company’s TIMERx® technology.
Class I Directors (Term Expires 2007)
      Paul E. Freiman, 70, has served as the Chairman of the Board since February 2005 and as a director of the Company since October 1997. Mr. Freiman has served as the Chief Executive Officer and President of Neurobiological Technologies, Inc., a biotechnology company, since May 1997. Mr. Freiman served as Chairman and Chief Executive Officer of Syntex Corporation, a pharmaceutical company, from 1990 to 1995. Mr. Freiman is also a director of Calypte Biomedical Corporation, a developer of in vitro testing solutions, NeoPharm Inc., a biotechnology company, and Otsuka America Pharmaceuticals Inc., a pharmaceutical company. Mr. Freiman has been chairman of the Pharmaceutical Manufacturers Association of America and has chaired a number of its key committees. He is a graduate of Fordham University with a B.S. in Pharmacy and holds an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy.
      Rolf H. Henel, 67, has served as a director of the Company since October 1997. Mr. Henel has served as a consultant to the health care industry as a partner of Naimark & Associates P.C. since September 1994. From 1996 to 1997, Mr. Henel was a director and Chief Operating Officer of Immunomedics, Inc., a biopharmaceutical company. From 1978 to 1993, Mr. Henel served in a variety of positions at American Cyanamid Co., a pharmaceutical company, most recently as President of Cyanamid International — Lederle Division, as well as Vice Chairman of Lederle’s Medical Research Planning Committee. He is a director of SciClone Pharmaceuticals, a biopharmaceutical company, and is a director of Draxis Health, Inc., a specialty pharmaceutical company. Mr. Henel holds an M.B.A. from New York University and a B.A. from Yale University.
Board Independence
      Under applicable NASDAQ Stock Market, Inc. Marketplace Rules, a director of the Company will qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of Peter F. Drake, Paul E. Freiman, Jere E. Goyan, Rolf H. Henel and Anne M. VanLent has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an “independent director” as defined under the NASDAQ Stock Market, Inc. Marketplace Rules.
Director Nomination Process
      The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to members of the Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Governance Committee and the Board.
      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Governance Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and ability to act in the interests of all shareholders. In addition, nominees should normally be able to serve for at least a minimum of one full term before reaching the age of 70. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
      Shareholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made, to Nominating and Governance Committee, c/o Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company’s proxy card for the next annual meeting.
      Shareholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Governance Committee or the Board, by following the procedures set forth under “Shareholder Proposals for 2006 Annual Meeting” below. Candidates nominated by shareholders in accordance with the procedures set forth in the bylaws may not be included in the Company’s proxy card for the next annual meeting.
      At the meeting, shareholders will be asked to consider the election of Dr. Drake, who has been nominated for election by the shareholders for the first time. On April 13, 2005, upon the recommendation of the Nominating and Governance Committee, the Board elected Dr. Drake as a Class II Director. Dr. Drake was originally recommended by a member of the Board to the Nominating and Governance Committee for consideration.
Director Compensation
Current Director Compensation Program
      On October 1, 2004, the Company adopted a new compensation program for non-employee directors. Under the new program, non-employee directors receive annual fees, meeting fees and equity compensation as follows:
      Annual Fees. The Company pays the following annual fees to its non-employee directors:

Annual retainer as a director	$20,000
Additional annual retainer for Chairman/lead director	15,000
Annual retainer for Audit Committee chair	15,000
Annual retainer for other Audit Committee members	5,000
Annual retainer for other Board Committee chairs	10,000
Annual retainer for other Board Committee members	3,000
      These annual retainers are paid in quarterly installments on the first business day of each calendar quarter. Directors may elect to receive these fees in cash, Common Stock, or both. The number of shares of Common Stock issued in lieu of fees is determined by dividing the fees to be paid in stock by the average of the high and low trading price of the Company’s Common Stock on the date of grant. In 2004, the Company granted an aggregate of 2,370 shares of Common Stock related to annual fees and meeting fees, as described below, earned during the fourth quarter of 2004, to the Company’s non-employee directors at a weighted average fair market value of $11.19 per share pursuant to directors’ elections.
      Meeting Fees. The Company also pays non-employee directors in cash or Common Stock, pursuant to directors’ elections, fees of $1,500 for each Board meeting attended in person, and fees of between $500 and $1,000 for each Board meeting attended telephonically. The number of shares of Common Stock issued in lieu of fees is determined by dividing the fees to be paid in stock by the average of the high and low trading price of the Company’s Common Stock on the date of grant.
      Equity Compensation. On the first business day of each calendar year, the Company issues to each non-employee director either options to purchase 12,000 shares of Common Stock or a grant of 6,000 shares of restricted Common Stock, as determined by each director. The exercise price of such options equals the fair market value of one share of Common Stock on the grant date. Options granted pursuant to this program vest on the first anniversary of the date of grant. Restricted Common Stock granted pursuant to this program is granted without requiring payment of additional consideration by the director and vests on the first anniversary of the grant date. The vesting of options and of the restricted Common Stock is subject to acceleration in full upon a change in control.
      In addition, upon the date of the initial election of any non-employee director to the Board, the Company grants such non-employee director 20,000 shares of restricted Common Stock, and grants an additional 12,000 shares of restricted Common Stock generally every four years thereafter. These shares vest in four equal annual installments commencing upon the first anniversary of the date of grant. The vesting of the restricted Common Stock is subject to acceleration in full upon a change in control.
      To date, the Company has granted options and restricted Common Stock to directors under the Company’s 1997 Equity Incentive Plan. If the 2005 Stock Incentive Plan is approved, the Company will grant options and restricted Common Stock to directors under the 2005 Stock Incentive Plan.
Director Compensation Program Prior to October 1, 2004
      Under the previous director compensation program, which was in effect during the first three calendar quarters of 2004, the non-employee directors received annual fees, meeting fees and equity compensation as follows:
      Annual Fees. The Company paid the following annual fees to its non-employee directors:

Annual retainer as a director	$7,500
Additional annual retainer for lead director	7,000
Annual retainer for Audit Committee chair	7,500
Annual retainer for other Audit Committee members	2,500
Annual retainer for other Board Committee chairs	7,500
Annual retainer for other Board Committee members	2,500
      Prior to October 1, 2004, each director could elect to receive these annual fees, as well as the meeting fees described below, in either cash or the form of stock options. These options, if elected, were granted as of the date such fees were earned, and were granted to purchase the number of shares of Common Stock determined by dividing the amount of the fees earned by 25% of the fair market value of one share of Common Stock on the grant date. The exercise price of such options equaled 75% of the fair market value of one share of Common Stock on the grant date and such stock options were immediately exercisable. In

2004, the Company granted options to purchase an aggregate of 15,345 shares of Common Stock at a weighted average exercise price of $10.87 pursuant to the directors’ elections to receive their compensation in the form of stock options, under this program.
      Meeting Fees. The Company also paid non-employee directors fees of $1,500, payable in cash, or in the form of stock options under the Company’s 1997 Equity Incentive Plan as described above, for each Board meeting attended in person or telephonically.
      Equity Compensation. The Company had a program for the grant of options to non-employee directors under the 1997 Equity Incentive Plan. Under this program, prior to October 1, 2004, non-employee directors were granted annual options, under the 1997 Equity Incentive Plan, to purchase 7,000 shares of Common Stock on the first business day of each calendar year. All such options vested on the first anniversary of the date of grant. The vesting of these options was subject to acceleration in full upon a change in control. The exercise price of such options was equal to the fair market value of one share of Common Stock on the grant date. Pursuant to this program, on January 2, 2004, the Company granted each non-employee director stock options to purchase 7,000 shares of Common Stock at an exercise price of $17.72 per share.
      In addition, upon the date of the initial election of any non-employee director to the Board, the Company granted such non-employee director 10,000 shares of restricted Common Stock under the 1997 Equity Incentive Plan, and granted an additional 10,000 shares of restricted Common Stock under the 1997 Equity Incentive Plan generally every four years thereafter. These shares vest in four equal annual installments commencing upon the first anniversary of the date of grant. The vesting of options is subject to acceleration in full upon a change in control.
Expense Reimbursement
      Non-employee directors receive reimbursement for all reasonable expenses incurred in attending meetings of the Board of Directors and committees of the Board.
Committees of the Board
      The Board of Directors has three standing committees — Audit, Compensation, and Nominating and Governance. Each committee operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Corporate Governance section of the Company’s website, www.penwest.com.
      The Board has determined that all of the current members of the Audit, Compensation, and Nominating and Governance Committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to February 15, 2005, Mr. Hennessey was an independent director and served on the Compensation Committee and the Nominating and Governance Committee.
      Prior to April 13, 2005, the Company also had an Executive Committee of the Board. The Executive Committee exercised all powers and authority of the Board of Directors with certain exceptions as provided under Washington law. The Executive Committee consisted of Mr. Freiman, Mr. Hennessey and, until his resignation on February 15, 2005, Mr. Hamachek. The Executive Committee met twice during 2004 in connection with the equity financing the Company conducted in December 2004. The Board dissolved the Executive Committee on April 13, 2005.

      During 2004, the Board met five times, either in person or by teleconference. In 2004, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served, except for John N. Staniforth, who attended 60% of the 2004 Board meetings. The Company’s corporate governance guidelines provide that directors are expected to attend the annual meeting of shareholders. All directors, except Dr. Staniforth, attended the 2004 annual meeting of shareholders.
Audit Committee
      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm, the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, and disclosure controls and procedures;

•	reviewing and approving any related party transactions;

•	serving as the Qualified Legal Compliance Committee, the purpose of which is to receive, review, investigate and respond to reports from attorneys reporting evidence of material violations;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm, and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s independent registered public accounting firm and management; and

•	preparing the Audit Committee report required by Securities and Exchange Commission rules included on page 20 of this proxy statement.
      The members of the Audit Committee are Mr. Henel, Dr. Drake and Ms. VanLent. Dr. Drake was appointed to the Audit Committee on April 13, 2005. During 2004 and until April 13, 2005, Mr. Freiman was a member of the Audit Committee. The Board of Directors has determined that Ms. VanLent, the Chair of the Audit Committee, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met nine times during 2004.
Compensation Committee
      The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers;

•	determining the compensation of the Chief Executive Officer and other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	periodically reviewing and making recommendations to the Board relating to management succession planning; and

•	preparing the Compensation Committee Report required by Securities and Exchange Commission rules beginning on page 16 of this proxy statement.
      The members of the Compensation Committee are Dr. Drake, Mr. Freiman and Mr. Henel. Mr. Henel, the Chair of the Compensation Committee, was appointed to the Compensation Committee on February 15, 2005. Dr. Drake was appointed to the Compensation Committee on April 13, 2005. During 2004 and until his appointment as President and Chief Executive Officer on February 15, 2005, Mr. Hennessey served as the Chair of the Compensation Committee. The Compensation Committee met four times during 2004.
Nominating and Governance Committee
      The Nominating and Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual self-evaluation of the Board to determine if it is functioning effectively.
      The members of the Nominating and Governance Committee are currently Mr. Freiman, the Chair of the Nominating and Governance Committee, Mr. Henel and Ms. VanLent. The Nominating and Governance Committee met three times in 2004. Mr. Hennessey served on the Nominating and Governance Committee until his appointment as President and Chief Executive Officer on February 15, 2005. Mr. Henel was appointed to the Nominating and Governance Committee on April 13, 2005.

Executive Compensation
Summary Compensation Table
      The following table sets forth the total compensation paid by the Company during 2002, 2003 and 2004 to the Company’s former Chief Executive Officer, who served in such capacity during 2004 but resigned from the Company as of February 15, 2005, and to the Company’s four other most highly compensated executive officers. The Company’s former Chief Executive Officer and such four other executive officers are referred to as the “Named Executive Officers”. The Company’s current President and Chief Executive Officer, Robert J. Hennessey, is not presented in the following table because he did not become an officer of the Company until February 15, 2005.
Summary Compensation Table

					Long Term
					Compensation
					Awards

		Annual Compensation			Securities
					Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	Options (#)	Compensation

Tod R. Hamachek	2004	$396,000		$—	60,000	$15,344	(1)
Former Chairman of the Board and	2003	380,000		120,000	90,000	21,921	(1)
Chief Executive Officer	2002	380,000		100,000	—	24,030	(1)
Thomas R. Sciascia, M.D.	2004	255,000		44,625	30,000	9,750	(2)
Senior Vice President, and Chief	2003	232,000		54,375	36,000	8,617	(2)
Medical Officer	2002	220,500		20,672	25,000	8,223	(2)
Jennifer L. Good	2004	234,000		49,140	50,000	7,516	(2)
Senior Vice President, Finance and	2003	213,000		71,888	50,000	7,534	(2)
Chief Financial Officer	2002	195,000		40,219	32,000	6,984	(2)
Ferdinand Banti	2004	206,000		36,050	18,000	9,565	(2)
Vice President, Corporate Development	2003	176,658	(3)	26,250	100,000	4,731	(2)
Anand R. Baichwal, Ph.D.	2004	182,300		38,283	—	34,868	(4)
Senior Vice President, Pharmaceutical	2003	182,300		—	20,000	32,141	(4)
Research and Development, and Chief	2002	177,000		19,913	20,000	34,697	(4)
Scientific Officer

(1)	Consists of:

•	$15,344, $15,344, and $16,530, respectively, in premiums paid on behalf of the Company’s Former Chief Executive Officer for supplemental life and disability insurance plans for 2004, 2003 and 2002; and

•	$6,577, and $7,500, respectively, in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan for 2003 and 2002.

(2)	Consists of matching contributions under the Penwest Pharmaceuticals Co. Savings Plan.

(3)	Mr. Banti commenced employment with the Company on January 20, 2003 at an annual salary of $200,000.

(4)	Consists of:

•	$25,469, $23,141, and $27,363, respectively, paid to Dr. Baichwal under a royalty agreement with the Company for 2004, 2003 and 2002 (See “Certain Relationships and Related Transactions”); and

•	$9,399, $9,000, and $7,334, respectively, in matching contributions under the Penwest Pharmaceuticals Co. Savings Plan for 2004, 2003 and 2002.

Option Grants in Last Fiscal Year
      The following table sets forth certain information regarding stock options granted by the Company to the Named Executive Officers during the year ended December 31, 2004:
Option Grants in Last Fiscal Year

	Individual Grants

			Percent of			Potential Realizable Value
	Number of		Total Options			at Assumed Annual Rates
	Securities		Granted to			of Stock Price Appreciation
	Underlying		Employees in	Exercise or		for Option Term(4)
	Options		Fiscal Year	Base Price	Expiration
Name	Granted(#)(1)		(%)(2)	($/Sh)(3)	Date	5%($)	10%($)

Tod R. Hamachek	60,000	(5)	13.2%	$16.39	2/12/2014	$618,266	$1,566,808
Thomas R. Sciascia	30,000		6.6%	16.39	2/12/2014	309,133	783,404
Jennifer L. Good	50,000		11.0%	16.39	2/12/2014	515,222	1,305,674
Ferdinand Banti	18,000		4.0%	16.39	2/12/2014	185,480	470,042

(1)	At the time of grant, each option will vest in four equal annual installments commencing on the first anniversary of the date of grant.

(2)	Calculated based on options to purchase an aggregate of 453,150 shares of Common Stock granted under the 1997 Equity Incentive Plan to employees during 2004.

(3)	The exercise price is equal to the average of the high and low prices of the Company’s Common Stock as reported by the Nasdaq National Market on the date of grant.

(4)	Potential realizable value is based on an assumption that the market price of the stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the option term. These values are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate or projection of future stock prices. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock through the date on which the stock options are exercised.

(5)	In connection with his resignation from the Company, the Company accelerated the vesting of all of Mr. Hamachek’s options, including options granted by the Company to Mr. Hamachek during 2004.

Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values
      The following table sets forth certain information concerning each exercise of stock options by the Named Executive Officers during 2004, and the number and value of unexercised stock options to purchase shares of Common Stock held by each of the Named Executive Officers as of December 31, 2004.
Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values

			Number of Securities	Value of
			Underlying Unexercised	Exercisable/Unexercised
			Options at	In-the-Money Options at
	Shares Acquired	Value	Fiscal Year-End(#)	Fiscal Year-End($)(2)
Name	on Exercise(#)	Realized($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable

Tod R. Hamachek	—	$—	674,251/146,250	$3,503,409/$139,050
Thomas R. Sciascia	—	—	77,750/ 88,250	18,540/ 55,620
Jennifer L. Good	2,000	19,130	224,164/111,500	816,732/ 77,250
Ferdinand Banti	—	—	25,000/ 93,000	45,625/ 136,875
Anand R. Baichwal	7,000	57,645	186,597/ 30,000	753,784/ 30,900

(1)	Value realized on exercised options is calculated by subtracting the exercise price of such options from the fair market value of the Company’s Common Stock as of the date of exercise.

(2)	Value of unexercised options at fiscal year-end is calculated by subtracting the exercise price of such options from the fair market value of the Company’s Common Stock as of December 31, 2004, which was $11.96 per share.
Employment and Compensation Arrangements
      On February 15, 2005, the Company and Mr. Hennessey entered into an offer letter in connection with the Company’s appointment of Mr. Hennessey as Chief Executive Officer and President of the Company. Under this offer letter, the Company agreed to pay Mr. Hennessey an annual base salary of $400,000 and to grant to Mr. Hennessey nonstatutory stock options to purchase 100,000 shares of the Company’s Common Stock under the Company’s 1997 Equity Incentive Plan at an exercise price equal to $10.10 per share, the fair market value of the Common Stock on February 15, 2005. Mr. Hennessey’s stock options vest in 12 equal monthly installments and will become fully vested on February 15, 2006, subject to acceleration upon the occurrence of a change in control of the Company. Mr. Hennessey’s employment is terminable by either the Company or Mr. Hennessey.
      In connection with the resignation of Tod R. Hamachek, the Company’s former Chairman and Chief Executive Officer, the Company and Mr. Hamachek entered into a severance and settlement agreement and release on February 14, 2005. Under this agreement, the Company agreed that, it would pay Mr. Hamachek 18 months base salary, which equals $594,000, payable in eighteen monthly installments commencing in February 2005, as severance pay, and all premium costs relating to medical insurance continuation coverage. The Company also agreed to accelerate in full the vesting of all stock options held by Mr. Hamachek and to extend the period during which he could exercise such stock options for up to two years. In addition, Mr. Hamachek is entitled to benefits under his supplemental executive retirement plan and deferred compensation plan.

Report of the Compensation Committee on Executive Compensation
      The Company maintains the philosophy that compensation of its executive officers should be directly and materially linked to the long-term results shareholders receive, including a balanced combination of targets requiring the achievement of short-term operating goals and longer-term strategic objectives.
      The executive compensation program consists of base salary, an incentive compensation program based on predetermined objectives and stock–based incentive programs.
      Base Salary. The Compensation Committee uses outside consultants and information contained in third party surveys, such as the Radford Biotechnology Compensation Survey, to identify competitive salary grades and ranges. The Compensation Committee directs the outside firm to consider similar sized companies (based on market capitalization, number of employees and revenue size), geographic factors, similar market-related companies and growth profiles of other companies. These competitive standards are reviewed periodically and are targeted towards the 50th percentile of the companies surveyed. In addition, an executive officer’s performance and potential, as well as changes in duties and responsibilities, are factors that may be considered in adjusting base salaries.
      Incentive Compensation. This program provides for an annual cash payout dependent on achieving predetermined goals and objectives. The Compensation Committee strongly believes that a balanced combination of targets requiring the achievement of short-term operating goals and longer-term strategic objectives translates directly into increasing the long-term value of the Company’s Common Stock. Individual incentive compensation target awards are determined by salary grade and are subject to an adjustment based on individual performance. The highest individual target payout is 40% of an individual’s base salary, and the lowest individual target payout is 25%. Payouts can exceed targets when quantitative and qualitative targets are exceeded. For 2004, executive payouts were paid based on the achievement of 70% of the Company’s predetermined objectives, which primarily related to advancing the Company’s product pipeline.
      Stock Based Incentive Programs. The Compensation Committee strongly encourages all executive officers of the Company to build an ownership position, over time, in the Company’s Common Stock. All stock options granted to executive officers have been granted at market prices. Options under the stock-based incentive programs offered by the Company consist of nonstatutory stock options that vest over four years, and are granted at levels deemed competitive in the marketplace. In granting stock options, the Compensation Committee relies on outside consultants and surveys, such as the Radford Survey, to determine competitive levels and considers an individual’s performance for the year.
      Chief Executive Officer Compensation. As discussed above, the Company’s executive cash compensation program includes base salary, performance-based incentive compensation and stock-based incentive programs. The Company’s Chief Executive Officer participates in the same incentive compensation programs applicable to the other executive officers. The Compensation Committee’s objective is to correlate the Chief Executive Officer’s remuneration with the Company’s performance and the achievement of predetermined goals.
      In 2004, the Company increased Mr. Hamachek’s annual base salary from $380,000 to $396,000 based on performance factors and market information. Mr. Hamachek did not receive a bonus relating to his service to the Company for 2004. During 2004, the Company granted Mr. Hamachek stock options to purchase 60,000 shares of the Company’s Common Stock.
      In connection with his appointment as President and Chief Executive Officer on February 15, 2005, the Company agreed to pay Mr. Hennessey an annual base salary of $400,000 and granted Mr. Hennessey nonstatutory stock options to purchase 100,000 shares of the Company’s Common Stock under the

Company’s 1997 Equity Incentive Plan at an exercise price equal to $10.10 per share, the fair market value of the Company’s Common Stock on the date of grant. In setting Mr. Hennessey’s salary, the Compensation Committee’s considered the salaries paid by similar sized companies, and Mr. Hennessey’s background and knowledge of the Company and the industry.
      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to Penwest executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes that such payments are appropriate, and in the best interests of the Company and its shareholders, after taking into consideration changing business conditions and the performance of its employees.
      The members of the Compensation Committee are Dr. Drake, Mr. Freiman and Mr. Henel. Mr. Henel was appointed to the Compensation Committee as its Chair on February 15, 2005. Dr. Drake was appointed to the Compensation Committee on April 13, 2005. During 2004 and until his appointment as President and Chief Executive Officer on February 15, 2005, Mr. Hennessey served as the Chair of the Compensation Committee.

By the Compensation Committee of the Board of Directors of Penwest Pharmaceuticals Co.

Rolf H. Henel, Chair
Paul E. Freiman
Code of Ethics
      The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer, and principal accounting officer or controller. The Code of Business Conduct and Ethics is posted on the Company’s website, www.penwest.com, and is available without charge upon request to Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810, telephone (877) 736-9378.
      Information regarding any amendments to, or waivers from, the Code of Ethics will be posted on the Company’s website, www.penwest.com.
Compensation Committee Interlocks and Insider Participation
      Since January 1, 2004, the members of the Company’s Compensation Committee have been Mr. Freiman, Mr. Hennessey (until February 15, 2005), Mr. Henel (since February 15, 2005) and Dr. Drake (since April 13, 2005). No executive officer of the Company served as a director or member of the Compensation Committee or other committee serving an equivalent function of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions
      Since January 1, 2004, the Company has not engaged in any transactions with any director or officer of the Company or any security holder holding more than 5% of the Company’s Common Stock, or any affiliate of them or the Company, except as described below:
      Under a Recognition and Incentive Agreement (as amended, the “Baichwal Agreement”) with Anand Baichwal, the Company’s Senior Vice President of Research and New Technology Development and Chief Scientific Officer, the Company is obligated to pay to Dr. Baichwal on an annual basis in arrears (i) one-half of one percent of the Company’s Net Sales (as defined in the Baichwal Agreement) of TIMERx® Material (as defined in the Baichwal Agreement) to third parties, (ii) one-half of one percent of royalties received by the Company under licenses, collaborations or other exploitation agreements with third parties with respect to the sale, license, use or exploitation by such third parties of products based on or incorporating the TIMERx® Material, and (iii) one-half of one percent of payments made in lieu of such Net Sales or royalties and received by the Company. Such payments cease in the event that Dr. Baichwal’s employment is terminated for cause. The Baichwal Agreement also contains non-competition and non-solicitation provisions that expire two years after the termination of Dr. Baichwal’s employment. In March 2005, the Company paid Dr. Baichwal $25,469 under the Baichwal Agreement in connection with amounts earned for 2004.
      Under a Royalty Agreement with John N. Staniforth (the “Staniforth Agreement”), a member of the Company’s Board of Directors, the Company is obligated to pay Dr. Staniforth on an annual basis in arrears one-half of one percent of the Company’s Net Sales (as defined in the Staniforth Agreement) of TIMERx® Material (as defined in the Staniforth Agreement) related to the products covered by the TIMERx® patents. In March 2005, the Company paid Dr. Staniforth $25,469 in royalties for Net Sales in 2004 related to the products covered by the TIMERx® patents.
      Dr. Staniforth also has an annual consulting agreement with the Company for which he is paid $80,000 per year, payable in quarterly payments. The consulting agreement is automatically renewed each year and is cancelable by either the Company or Dr. Staniforth upon thirty days’ prior notice. Any invention that results from this consulting agreement is legally owned by Penwest. Dr. Staniforth also serves on the Scientific Advisory Board of the Company and is paid $1,500 for each meeting attended.
Section 16(a) Beneficial Ownership Reporting Compliance
      The federal securities laws require the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.
      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2004, all of the Company’s directors, executive officers and greater-than-10% beneficial owners made all required filings on a timely basis during 2004, except Dr. Goyan, Mr. Hennessey, Dr. Staniforth and Ms. VanLent, who each had one late Form 4 filing for a transaction that occurred in April 2004.

Securities Authorized for Issuance Under the Equity Compensation Plans
      The following table provides information as of December 31, 2004 about the Company’s Common Stock that may be issued upon exercise of options, warrants and rights under all of the Company’s equity compensation plans, which consist of the 1997 Equity Incentive Plan, 1998 Spin-Off Plan, 1997 Employee Stock Purchase Plan and a nonstatutory stock option agreement between the Company and Dr. Alan Joslyn.
Equity Compensation Plan Information

	(a)	(b)	(c)
			Number of securities
			remaining available for
			future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))

Equity compensation plans approved by shareholders	2,546,970	$10.54	732,499
Equity compensation plans not approved by shareholders	100,000	11.06	0

Total	2,646,970	$10.56	732,499
Summary of Equity Compensation Plan not Approved by Shareholders
      On June 21, 2004, as an inducement to accept employment with the Company, the Company granted to Dr. Alan Joslyn nonstatutory stock options outside of any equity compensation plan approved by the Company’s shareholders, pursuant to a Nonstatutory Stock Option Agreement providing for the purchase of 100,000 shares of Common Stock at an exercise price of $11.06 per share, the fair market value of the Company’s Common Stock on the date of grant. These options vest with respect to 25,000 shares of Common Stock at the end of each successive one year period following the date of grant until these options are fully vested on June 21, 2008, subject to acceleration upon the occurrence of a change in control of the Company.

Report of the Audit Committee of the Board of Directors
      The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with the Company’s management and the Company’s independent registered public accounting firm.
      The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).
      The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.
      Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

By the Audit Committee of the Board of Directors
of Penwest Pharmaceuticals Co.

Anne M. VanLent, Chair
Rolf H. Henel
Paul E. Freiman

Stock Performance Graph
      The following graph compares the Company’s cumulative total shareholder return on its Common Stock from January 1, 2000 through December 31, 2004 with the cumulative total return on (a) the Nasdaq Market Index, U.S. companies (“Nasdaq U.S.”) and (b) the Nasdaq Pharmaceutical Index (“Nasdaq-Pharmaceutical”). The graph assumes that $100 was invested on January 1, 2000 in the Company’s Common Stock and in the stated indices. The comparison assumes that all dividends are reinvested.
* * *

PROPOSAL 2 — APPROVAL OF THE 2005 STOCK INCENTIVE PLAN
      On April 13, 2005, the Board of Directors of the Company adopted, subject to shareholder approval, the 2005 Stock Incentive Plan (the “2005 Plan”). Under the 2005 Plan, the Company may issue up to 1,650,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2005 Plan. Following shareholder approval of the 2005 Plan, the Company will grant options and issue other securities to employees, directors and consultants under the 2005 Plan.
      As of April 15, 2005, options to purchase 2,606,459 shares of Common Stock were outstanding under the 1997 Plan and an additional 149,052 shares were reserved for future issuances under such plan. The Company does not intend to grant additional awards under the 1997 Plan prior to the Annual Meeting. If the 2005 Plan is approved by the shareholders, all then-outstanding options under the Company’s 1997 Equity Incentive Plan (the “1997 Plan”) will remain in effect, but no additional awards will be made under the 1997 Plan.
      The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board believes adoption of the 2005 Plan is in the best interests of the Company and its shareholders and recommends a vote “FOR” the approval of the 2005 Plan and the reservation of 1,650,000 shares of Common Stock for issuance thereunder.
Description of the 2005 Plan
      The following is a brief summary of the 2005 Plan, a copy of which is attached as Exhibit A to this proxy statement.
Types of Awards
      The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).
      Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of the Common Stock on the date of grant, as determined by (or in a manner approved by) the Board of Directors. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, subject to conditions, in connection with a “cashless exercise”, through a broker, (ii) subject to certain conditions surrender to the Company of shares of Common Stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

      Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with a stock option.
      Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.
      Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board.
      Other Stock-Based Awards. Under the 2005 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.
      Performance Conditions. A committee of the Board, all of the members of which are outside directors as defined in Section 162(m) of the Code (the “Section 162(m) Committee”), may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a 2005 Plan participant will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) achievement of balance sheet or income statement objectives, (l) total shareholder return, (m) net operating profit after tax, (n) pre-tax or after-tax income, (o) cash flow, (p) achievement of research, development, clinical or regulatory milestones, (q) product sales and (r) business development activities. These performance measures may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee; and (z) will be set by the Section 162(m) Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).
      The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.
Transferability of Awards
      Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.
Eligibility to Receive Awards
      Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.
      The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 500,000 shares per calendar year. For purposes of this limit, the combination of a stock option in tandem with a SAR is treated as a single award. The maximum number of shares of Common Stock with respect to which restricted stock awards and other stock unit awards that either require no purchase by the 2005 Plan participant, or that vest on the basis of the passage of time alone, that may be granted shall be 1,000,000.
Plan Benefits
      As of April 15, 2005, approximately 77 persons were eligible to receive Awards under the 2005 Plan, including the Company’s current executive officers and non-employee directors. The granting of Awards under the 2005 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.
      On April 15, 2005, the last reported sale price of the Company Common Stock on the NASDAQ National Market was $12.79.
Administration
      The 2005 Plan is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan, and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board. The Board has authorized the Compensation Committee of the Board to administer certain aspects of the 2005 Plan, including the granting of options to executive officers. All references herein to the Board shall be deemed to include the Compensation Committee and any other committee or person designated by the Board to act on its behalf under the 2005 Plan.
      Subject to any applicable limitations contained in the 2005 Plan, the Board selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      Further, unless approved by the Company’s shareholders, (i) no outstanding option granted under the 2005 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option and (ii) the Board may not cancel any outstanding option under any of the Company’s equity incentive plans and grant in substitution therefore new Awards under the 2005 Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

      No option granted under the 2005 Plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.
      The Board is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•	any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

•	any liquidation or dissolution of the Company.
In connection with a Reorganization Event, the Board will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines:

•	provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice;

•	provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event;

•	in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards;

•	provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof); and

•	any combination of the foregoing.
      The Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. The Company expects that substantially all of the options granted under the 2005 Plan will provide for vesting that is subject to acceleration upon a change in control of the Company.
      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options
      In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2005 Plan.
Provisions for Foreign Participants
      The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2005 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
Amendment or Termination
      No Award may be made under the Plan after June 1, 2017, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2005 Plan, provided that, to the extent determined by the Board, no amendment requiring shareholder approval under any applicable legal, regulatory or listing requirement will become effective until such shareholder approval is obtained. No Award will be made that is conditioned upon shareholder approval of any amendment to the Plan.
      If Shareholders do not approve the adoption of the 2005 Plan, the 2005 Plan will not go into effect, and the Company will not grant any Awards under the 2005 Plan. In such event, the Board will continue to grant awards under the 1997 Plan and will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.
Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options
      A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights
      A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units
      A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Other Stock-Based Awards
      The tax consequences associated with any other stock-based Award granted under the 2005 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.
Tax Consequences to the Company
      There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. Ernst & Young has been the Company’s independent registered public accounting firm since the Company’s inception. Although shareholder approval of the appointment of Ernst & Young is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this appointment. If this proposal is not approved at the meeting, the Audit Committee will reconsider this appointment. The Board of Directors recommends a vote in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.
      Representatives of Ernst & Young are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.
Independent Auditor Fees and Other Matters
      The following table summarizes the fees of Ernst & Young LLP, the Company’s independent registered public accounting firm, billed to the Company for each of the last two fiscal years.

Fee Category	Fiscal 2004	Fiscal 2003

Audit Fees(1)	$476,000	$216,000
Audit-Related Fees(2)	26,000	88,000
Tax Fees(3)	74,000	80,000
All Other Fees(4)	1,500	1,500

Total Fees	$577,500	$385,500

(1)	Audit Fees — Audit fees consist of fees for the audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting, the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees — Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees”. In 2004, these fees principally included fees for audits of the Company’s retirement plan and general assistance with implementation of the requirements of SEC rules pursuant to the Sarbanes-Oxley Act of 2002.

(3)	Tax Fees — Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $43,000 of the total tax fees billed in 2004 and $50,000 of the total tax fees billed in 2003. Tax advice and tax planning services primarily relate to employee benefit plans.

(4)	All Other Fees — All other fees related to a subscription to the Ernst & Young Global Accounting and Auditing Information Tool.
Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. These policies generally provide that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
      The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
      Under Rule 14a-8(e)(2) of the Securities and Exchange Commission, shareholder proposals intended for inclusion in next year’s proxy statement must be directed to the Corporate Secretary, Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120, and must be received by December 29, 2005. If the Company does not receive shareholder proposals by this date, the Board of Directors retains discretionary authority to vote proxies it receives.
      If a shareholder of the Company wishes to present a proposal, other than the nomination of a director, before the 2006 Annual Meeting but has not complied with the requirements for inclusion of such proposal in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, such shareholder must give written notice of such proposal to the Secretary of the Company at the principal offices of the Company not less than 60 days nor more than 90 days prior to the 2006 Annual Meeting. Notwithstanding the foregoing, if the Company provides less than 70 days notice or prior public disclosure of the date of the meeting to the shareholders, notice by the shareholders must be received by the Secretary no later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. If a shareholder who wished to present a proposal fails to notify the Company by this date, the holders of the proxies that management solicits for that meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before that meeting. If a shareholder makes timely notification, the holders of the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission’s proxy rules. In the case of nominations by a shareholder, notice from the shareholder of the intent to make a nomination must be received by the Corporate Secretary of the Company not later than 120 days in advance of the 2006 Annual Meeting.
COMMUNICATING WITH THE DIRECTORS
      The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The Chairman is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.
      Under procedures approved by the Board, including a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.
      Shareholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Corporate Secretary at Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120.
SOLICITATION OF PROXIES
      The proxy card accompanying this proxy statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and other employees of the Company, none of whom will receive any additional compensation for their services. The Company reserves the right to retain other outside agencies for the purpose of soliciting proxies. Solicitations of proxies may be made personally, or by mail, telephone, telegraph, facsimile or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All costs of soliciting proxies will be paid by the Company.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Penwest Pharmaceuticals Co., 39 Old Ridgebury Road, Suite 11, Danbury, Connecticut 06810-5120, Attention: Corporate Secretary, (877) 736-9378. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS
      The Company is not aware of any other business to be acted upon at the meeting. If other business requiring a vote of the shareholders should come before the meeting, the holders of the proxies will vote in accordance with their best judgment.

Exhibit A
PENWEST PHARMACEUTICALS CO.
2005 STOCK INCENTIVE PLAN

1.	Purpose
      The purpose of this 2005 Stock Incentive Plan (the “Plan”) of Penwest Pharmaceuticals Co., a Washington corporation (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility
      All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation
      (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.
      (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards
      (a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 1,650,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
      (b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in any calendar year shall be 500,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards that Vest Based Upon the Passage of Time Alone. The maximum number of shares of Common Stock with respect to which Restricted Stock Awards and Other Stock Unit Awards (as defined in Section 8) that either require no purchase by the Participant or vest on the basis of the passage of time alone may be granted shall be 1,000,000.

5.	Stock Options
      (a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.
      (b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Penwest Pharmaceuticals Co., any of Penwest Pharmaceutical Co.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.
      (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined in Section 5(h)(3) below) at the time the Option is granted.
      (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

      (e) Limitation on Repricing. Unless such action is approved by the Company’s shareholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.
      (f) No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.
      (g) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(h) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).
      (h) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash, by wire transfer to the Company, by bank transfer to the Company or by check, payable to the order of the Company;

(2) if provided by the Board in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) if provided by the Board and for so long as the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.
      (i) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6.	Stock Appreciation Rights
      (a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.
      (b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
      (c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units
      (a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
      (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.
      (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, if determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

8.	Other Stock-Based Awards
      Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events
      (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share-and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.
      (b) Reorganization Events.
      (1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.
      (2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.
      For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
      (3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards
      (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.
      (b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

      (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
      (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
      (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.
      (f) Amendment of Award. Except as otherwise provided in Section 5(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
      (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
      (h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
      (i) Performance Conditions.
      (1) This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).
      (2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.
      (3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) achievement of balance sheet or income statement objectives, (l) total shareholder return, (m) net operating profit after tax, (n) pre-tax or after-tax income, (o) cash flow, (p) achievement of research, development, clinical or regulatory milestones, (q) product sales and (r) business development activities, and may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (z) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).
      (4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.
      (5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.	Miscellaneous
      (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
      (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
      (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s shareholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s shareholders, but Awards previously granted may extend beyond that date.
      (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring shareholder approval under any applicable legal, regulatory or listing requirement shall become effective until such shareholder approval is obtained. No Award shall be made that is conditioned upon shareholder approval of any amendment to the Plan.
      (e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
      (f) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.
      (g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Washington excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

PROXY

For the Annual Meeting of the Shareholders of
Penwest Pharmaceuticals Co.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, revoking all prior proxies, hereby appoint(s) Robert J. Hennessey and Jennifer L. Good, and each of them, as proxies of the undersigned (with full power of substitution in them and each of them) to attend and represent the undersigned at the Annual Meeting of Shareholders of Penwest Pharmaceuticals Co. (the “Company”) to be held at 39 Old Ridgebury Road, Danbury, Connecticut 06810 on June 1, 2005, at 11:00 a.m., and any adjourned sessions thereof, and there to act and vote as indicated, upon all matters referred to on the reverse side and described in the proxy statement relating to the meeting, all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjourned sessions thereof. Each of the following matters is being proposed by the Board of Directors of the Company. All capitalized terms used in this proxy and not defined herein shall have the meaning ascribed them in the proxy statement relating to the meeting.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

1.	ELECTION OF DIRECTORS

Election of Directors: 01 Peter F. Drake and 02 Anne M. VanLent

		FOR all nominees listed above (except as provided below)	WITHHOLD AUTHORITY to vote for all nominees listed
		☐	☐

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT THAT NOMINEE’S NAME ON THE LINE PROVIDED.

		FOR	AGAINST	ABSTAIN
2.	Approval of the 2005 Stock Incentive Plan	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year:	☐	☐	☐

I PLAN TO ATTEND THE MEETING.				☐

Date	, 2005

Signature

Signature

Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereof the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
IMPORTANT — PLEASE SIGN AND RETURN THIS PROXY PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to Annual Meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ppco Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K and Proxy Statement on the Internet at: http://www.penwest.com